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                                                                     Exhibit 8.1




                                  May 10, 1999






(213) 229-7763


WellPoint Health Networks Inc.
21555 Oxnard St.
Woodland Hills, CA 91367

         Re: Tax Opinion for Registration Statement on Form S-4 (File No. 333-64955)

Ladies and Gentlemen:

         We are acting as counsel to WellPoint Health Networks Inc., a Delaware corporation ("WellPoint"), in connection with the Agreement and Plan of Merger (the "Merger Agreement") dated as of July 9, 1998, by and among WellPoint, Water Polo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of WellPoint ("WPAC"), and Cerulean Companies, Inc., a Georgia corporation ("Cerulean"). Pursuant to the Merger Agreement, Cerulean will merge (the "Merger") with and into WPAC. The Merger Agreement is attached as Appendix A to Registration Statement on Form S-4, File No. 333-64955 (the "Registration Statement"), filed with the Securities and Exchange Commission in connection with the Merger.

         You have requested our opinion regarding certain United States federal income tax consequences of the Merger. In delivering this opinion, we have reviewed and relied upon and assumed as accurate (without any independent investigation) the facts, statements, descriptions and representations set forth in the Registration Statement and such other documents pertaining to the Merger as we have deemed necessary or appropriate. In connection with rendering this opinion, we have also assumed (without any independent investigation):

         1. The truth and accuracy of the statements, covenants, representations and warranties contained in the Merger Agreement, in the representations received from WellPoint, WPAC and Cerulean (the "Tax Representation Letters") and in all other
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WellPoint Health Networks Inc.
May 10, 1999
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instruments and documents related to the formation, organization and operation of WellPoint, WPAC and Cerulean that we have reviewed in connection with the Merger;

         2. The authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof;

         3. The performance of all covenants contained in the Merger Agreement and the Tax Representation Letters without waiver or breach of any material provision thereof;

         4. The accuracy of any representation or statement made "to the best of knowledge" or similarly qualified without such qualification; and

         5. The reporting of the Merger as a reorganization, within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by WellPoint, WPAC and Cerulean in their respective federal income tax returns.

         On the basis of the information, representations and covenants contained in the foregoing materials and assuming the Merger is consummated in the manner described in the Merger Agreement and the Proxy Statement/Prospectus included in the Registration Statement, we are of the opinion that:

         A. The Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code; and

         B. The discussion in the Proxy Statement/Prospectus under the caption "Certain Material Federal Income Tax Consequences of the Merger," to the extent it constitutes summaries of legal matters or legal conclusions and subject to the limitations and qualifications set forth therein, sets forth certain material federal income tax consequences of the Merger material to Cerulean shareholders generally.

         This opinion expresses our views only as to federal income tax laws in effect as of the date hereof, including the Code, applicable Treasury Regulations, published rulings and administrative practices of the Internal Revenue Service (the "Service") and court decisions. This opinion represents our best legal judgment as to the matters addressed herein, but is not binding on the Service or the courts. Furthermore, the legal authorities upon which we rely are subject to change either prospectively or retroactively. Any change in such authorities might adversely affect the conclusion stated herein. We undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws. This opinion does not address any other federal, state, local or foreign tax consequences.

         No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement (including any transaction undertaken in connection with the Merger) or to any transaction whatsoever, including the Merger, if any of the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement or if there is a waiver or breach of any material provision thereof, or if any of the
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WellPoint Health Networks Inc.
May 10, 1999
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representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption "Certain Material Federal Income Tax Consequences of the Merger" in the Proxy Statement/Prospectus included in the Registration Statement.

                                          Very truly yours,


                                          /s/ Gibson, Dunn & Crutcher LLP
                                          -------------------------------
                                          GIBSON, DUNN & CRUTCHER LLP